UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 17, 2010

BALL CORPORATION

(Exact name of Registrant as Specified in Charter)

Indiana	001-07349	35-0160610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado	80021-2510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (303) 469-3131

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

On March 22, 2010, Ball Corporation (the “Company”) completed the sale of $500,000,000 in aggregate principal amount of 6.75% senior notes due 2020 (the “2020 Notes”). The Notes were sold under the Company’s shelf registration statement (Registration No. 333-157537) (the “Registration Statement”).

The Company entered into an underwriting agreement, dated March 17, 2010 (the “Underwriting Agreement”), among the Company, the subsidiary guarantors (the “Guarantors”) and Deutsche Bank Securities Inc., as representative of the several underwriters named therein (the “Underwriters”), in connection with the issuance and sale by the Company of the 2020 Notes. The Underwriting Agreement includes customary representations, warranties and covenants. It also provides for customary indemnification by each of the Company, the Guarantors and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The public offering price of the 2020 Notes was 100.000% of the principal amount. The Company intends to use the net proceeds from the offering, together with borrowings under its revolving credit facility or accounts receivable securitization facility or cash on hand, to redeem its 6.875% senior notes due 2012 (the “2012 Notes”), as more fully described under Item 2.04 below.

The 2020 Notes were issued under an Indenture, dated March 27, 2006 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as supplemented by a Fourth Supplemental Indenture, dated March 22, 2010, among the Company, the Guarantors and the Trustee (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture and the form of note, which is attached as an exhibit to the Indenture, provide, among other things, that the 2020 Notes will be senior unsecured obligations of the Company.

Interest is payable on the 2020 Notes on March 15 and September 15 of each year beginning on September 15, 2010 until their maturity date of September 15, 2020. The Company may redeem some or all of the 2020 Notes at any time prior to March 15, 2015 at a price equal to 100% of the principal amount of the 2020 Notes redeemed plus an applicable make-whole premium. On or after March 15, 2015, the Company may redeem some or all of the 2020 Notes at redemption prices set forth in the Fourth Supplemental Indenture. In addition, at any time prior to March 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of the 2020 Notes at a redemption price of 106.75% of the principal amount of the 2020 Notes redeemed with the net cash proceeds of certain equity offerings.

The Company’s payment obligations under the 2020 Notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of its existing and future domestic subsidiaries, other than certain excluded subsidiaries and unrestricted subsidiaries. The 2020 Notes are not guaranteed by any of the Company’s foreign subsidiaries.

The terms of the Indenture, among other things, limit in certain respects the ability of the Company to incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of certain of its subsidiaries to pay dividends or make other payments to it; sell assets; engage in certain sale and leaseback transactions; merge or consolidate with other entities; and enter into transactions with affiliates. If the 2020 Notes are, in the future, rated investment grade by any two of Moody’s Investors Services, Inc., Standard & Poor’s Ratings Services and Fitch Inc., certain of these covenants will, thereafter, no longer apply to the 2020 Notes, irrespective of whether the 2020 Notes continue to be rated investment grade.

Subject to certain limitations, in the event of a change of control of the Company, the Company will be required to make an offer to purchase the 2020 Notes at a price equal to 101% of the principal amount of the 2020 Notes, plus accrued and unpaid interest to the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the failure to pay certain final judgments; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2020 Notes may declare all the 2020 Notes to be due and payable immediately.

Deutsche Bank AG, New York Branch, an affiliate of Deutsche Bank Securities Inc., is the administrative agent and collateral agent under the Company’s existing credit facilities. Bank of America, N.A., an affiliate of Banc of America Securities LLC, is a co-syndication agent under the existing credit facilities. Deutsche Bank Securities Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. act as joint lead arrangers, joint mandated arrangers and joint book managers for the existing credit facilities and jointly manage the syndication of the existing credit facilities. Deutsche Bank AG, New York Branch, Bank of America, N.A., JPMorgan Chase Bank, N.A. (an affiliate of J.P. Morgan Securities Inc.) and affiliates of Goldman, Sachs & Co. and Barclays Capital Inc. are lenders under the existing credit facilities. In addition, affiliates of Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Barclays Capital Inc. and certain co-managers are lenders under the existing credit facilities. An affiliate of J.P. Morgan Securities Inc. is lead arranger of the Company’s accounts receivable securitization facility. The Underwriters and their affiliates may in the future perform various investment banking, commercial lending, financial advisory and other services for the Company.

Copies of the Underwriting Agreement, the Base Indenture and the Fourth Supplemental Indenture are attached hereto as Exhibits 1.1, 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein. The above description of the material terms of the Underwriting Agreement, the Indenture and the 2020 Notes does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes, the Indenture and the Underwriting Agreement is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 2.04.              Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 22, 2010, the Company issued a Notice of Redemption to holders of the 2012 Notes to redeem on April 21, 2010 (the “Redemption Date”) all $509.0 million aggregate principal amount outstanding of the 2012 Notes at a redemption price of 101.146% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date.  The 2012 Notes were issued under the Indenture, dated December 19, 2002, among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York), as trustee (the “2012 Notes Trustee”).  The 2012 Notes must be surrendered to the 2012 Notes Trustee, which is acting as Paying Agent, in accordance with the instructions on the Notice of Redemption.

Item 9.01.              Financial Statements and Exhibits.

The agreements included as Exhibits to this Current Report on Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 17, 2010.

4.1

Indenture, dated March 27, 2006, between Ball Corporation and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)) (filed by incorporation by reference to the Current Report on Form 8-K dated March 27, 2006) filed March 30, 2006.

4.2

Fourth Supplemental Indenture, dated March 22, 2010, among Ball Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2010	BALL CORPORATION

	By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 17, 2010.

4.1

Indenture, dated March 27, 2006, between Ball Corporation and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)) (filed by incorporation by reference to the Current Report on Form 8-K dated March 27, 2006) filed March 30, 2006.

4.2

Fourth Supplemental Indenture, dated March 22, 2010, among Ball Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)).